UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Reference is made to the Where Food Comes From, Inc. (the “Company”) press release on May 5, 2016, and conference call transcript, attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release and conference call transcript), relating to the Company’s financial results for the first quarter ended March 31, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

As discussed in Item 5.07 below, the shareholders of Where Food Comes From, Inc. (the “Company”) approved the Company’s 2016 Equity Incentive Plan (the “Plan”) at the Company’s 2016 Annual Shareholders Meeting on May 6, 2016, and the Plan became effective with such approval. The Plan is described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 4, 2016; that description is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Shareholders

On May 6, 2016, the Company held its 2016 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2016 Annual Meeting was described in detail in the Company’s 2016 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1. Election of Directors	For	Withheld
• John Saunders	15,104,958	27,055
• Leann Saunders	15,104,558	27,455
• Peter C. Lapaseotes, Jr.	15,118,758	13,255
• Adam Larson	15,106,139	25,874
• Dr. Gary Smith	15,119,258	12,755
• Robert Van Schoick II	15,119,258	12,755
• Tom Heinen	15,118,758	13,255
• Graeme P. Rein	15,118,758	13,255
• Michael D. Smith	15,119,313	12,700

	For	Against	Abstain
2. Ratification of GHP Horwath, P.C. as the 2016 independent registered public accounting firm	19,720,290	28,313	23,901
3. Approval of the Where Food Comes From, Inc. 2016 Equity Incentive Plan	14,951,662	133,299	47,052

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
10.1	Where Food Comes From, Inc. 2016 Equity Incentive Plan
99.1	Press Release issued dated May 5, 2016
99.2	Transcript for May 5, 2016 conference call

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: May 10, 2016		Dannette Henning
Chief Financial Officer